                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                             CURRENT REPORT Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


     Date of report (Date of earliest event reported) October 5, 2005

                              Neoware Systems, Inc.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
--------------------------------------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)


        000-21240                                       23-2705700
--------------------------------------------------------------------------------
  (Commission File Number)                   (IRS Employer Identification No.)


     400 Feheley Drive, King of Prussia, Pennsylvania                 19406
--------------------------------------------------------------------------------
         (Address of Principal Executive Offices)                  (Zip Code)


                                 (610) 277-8300
--------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)



--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act
         (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
         (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

         On October 7, 2005, Neoware Systems, Inc. (the "Company") announced that on October 5, 2005 it entered into an Amended and Restated Asset Purchase Agreement ("Agreement") with TeleVideo, Inc. ("TeleVideo") to acquire substantially all of the assets of TeleVideo's thin client business, including intellectual property, customer lists, customer relationships and goodwill, and that it has completed the acquisition. The asset acquisition was completed for $3.35 million in cash, of which $300,000 will be held in escrow for twelve months for indemnification claims. The Company is not assuming any liabilities or acquiring inventory as a result of this transaction. The Agreement contained customary representations and warranties.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits. The following document is filed as an exhibit to this report.

99.1     Press Release dated October 7, 2005.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 11, 2005                        Neoware Systems, Inc.
                                               ------------------------------
                                               (Registrant)

                                               /s/ Keith D. Schneck
                                               ------------------------------
                                               Keith D. Schneck
                                               Executive Vice President and
                                               Chief Financial Officer